UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  February 2, 2015

Sanchez Production Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 2, 2015, Sanchez Production Partners LLC(the “Company”) announced that it expects to release its fourth quarter and full year 2014 earnings after the close of trading on the NYSE MKT on Thursday, March 5, 2015.

          The Company also announced that it will hold a special meeting of unitholders on March 6, 2015 beginning at 9:00 a.m. (CST) at the office of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, pursuant to which unitholders will have an opportunity to consider a plan of conversion whereby the Company would convert from a Delaware limited liability company to a Delaware limited partnership named Sanchez Production Partners LP.  Unitholders will also have an opportunity to consider an amendment and restatement of the Company’s omnibus incentive compensation plan.

          The Company will host a conference call at 11:00 a.m. (CDT) on Wednesday, March 11, 2015 to discuss fourth quarter and full year 2014 earnings, the results of the unitholder vote, and plans for 2015.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 and 9.01 of this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Important Information for Investors and Unitholders

          This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The plan of conversion and the amendment and restatement of the Company’s omnibus incentive compensation plan will be submitted to the Company’s unitholders for their consideration.  The Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement/prospectus that will be used by the Company to solicit the required approval of its unitholders in connection with the plan of conversion and the amendment and restatement of the Company’s omnibus incentive compensation plan. The Company may also file other documents with the SEC concerning the proposed conversion and the proposed amendment and restatement of the omnibus incentive compensation plan. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED CONVERSION AND THE PROPOSED AMENDMENT AND RESTATEMENT OF THE OMNIBUS INCENTIVE COMPENSATION PLAN AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION AND THE PROPOSED AMENDMENT AND RESTATEMENT OF THE OMNIBUS INCENTIVE COMPENSATION PLAN.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about the Company through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by the company will be available free of charge on the Company’s website (www.sanchezpp.com) under the tab “INVESTORS” or by calling the Company’s Investor Contact at (877) 847-0009.

Forward-Looking Statements

           This Current Report on Form 8-K contains statements that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are largely based on the Company’s expectations, which reflect estimates and assumptions made by its management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate.  For instance, there is no assurance that the proposed conversion will be consummated or that the amendment and restatement of the omnibus incentive compensation plan will be adopted.  Management cautions all readers that the forward-looking statements contained in this Current Report on Form 8-K are not guarantees of future performance, and the Company cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in the Company’s SEC filings and elsewhere in those filings.  All forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on the Company’s behalf.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

anuary
Exhibit Number	Description

99.1	Press Release dated February 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LLC

Date: February 2, 2015	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 2, 2015.